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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
California Software Corporation
(Exact name of registrant as specified in its charter)
Nevada
(State of incorporation or organization)
88-0408446
(I.R.S. Employer Identification No.)
2901 Pullman Street, Santa Ana, California 92705
(Address of principal executive offices)
9,763,800 shares of Common Stock
(Securities to be registered pursuant to Section 12(b) of the Act)
Common
(Title of each class to be so registered)
The American Stock Exchange (AMEX)
(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:

000-25461

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Hereby incorporated by reference: rendered as previously filed with the commission under Form 10SB12G.

Item 2. Exhibits.
Exhibit Number	Description
3(a)	Articles of Incorporation of the Company dated October 28,1998, hereby incorporated by reference to the company's form 10SB12G, previously filed with the commission.
3(b)	ByLaws of the Company dated , hereby incorporated by reference to the company's form 10SB12G, previously filed with the commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

California Software Corporation

Dated: March 28, 2000

By:

______________________________
/s/Bruce Acacio
Chairman, President, and CEO

______________________________
/s/Carol Conway
Secretary, Treasurer, and Chief Financial Officer